Exhibit 10.14

Execution Copy

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. ASTERISKS DENOTE SUCH OMISSIONS.

 AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

HOLMDEL PHARMACEUTICALS, LP

Dated as of December 20, 2012

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT OF
HOLMDEL PHARMACEUTICALS, LP

Table of Contents

ARTICLE I. General Provisions		2
1.01	Definitions.	2
1.02	Name.	8
1.03	Registered Office; Offices and Qualification.	8
1.04	Commencement and Duration.	9
1.05	Partners.	9
1.06	Representations of Partners.	9
1.07	Notices With Respect to Representations by Limited Partners.	11
1.08	Liability of Partners.	11
1.09	Purpose and Powers.	11
1.10	Anti-Money Laundering Provisions.	12
ARTICLE II. Management		13
2.01	Authority of General Partner.	13
2.02	Authority of Limited Partners.	15
2.03	Expenses.	15
2.04	Standard of Care.	15
2.05	Indemnification.	16
ARTICLE III. Partner’s Capital Contribution		17
3.01	Capital Contributions.	17
3.02	Preemptive Rights.	17
ARTICLE IV. Allocations of Profits and Losses; Capital Accounts		18
4.01	Capital Accounts.	18
4.02	Compliance with Treasury Regulations Section 1.704-1(b)	18
4.03	Negative Capital Accounts	18
4.04	Transfer of Capital Accounts	19
4.05	Allocation of Profits and Losses	19
4.06	Effect of Change or Transfer in Partner Percentages	19
4.07	Tax and Regulatory Allocations	19
4.08	Gross Asset Value Adjustments	20
4.09	Consistency	21
4.10	Other Allocation Matters	21
4.11	Allocation of Nonrecourse Liabilities	21
4.12	Tax Reporting	21
4.13	Partnership for Tax Purposes	22
4.14	Preparation of Tax Returns	22
4.15	Tax Elections	22
4.16	Tax Matters Partner	22
4.17	Other Partner Obligations	23
4.18	Reportable Transactions	23

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ARTICLE V. Distributions		23
5.01	Distributions to Partners	23
5.02	Distributions of Noncash Assets in Kind.	23
5.03	Distributions for Payment of Tax/Withholdings.	24
5.04	Tax Withholding Certificate	24
5.05	Indemnity	24
5.06	Refunds of Withholding Taxes	25
5.07	Tax Cooperation	25
5.08	Distributions Violative of the Act Prohibited.	25
5.09	Offset	25
5.10	Return of Previously Distributed Amounts.	25
ARTICLE VI. Dissolution, Liquidation, Winding Up and Withdrawal		26
6.01	Dissolution.	26
6.02	Winding Up.	26
6.03	Death or Disability of a Natural Person Limited Partner.	27
6.04	Withdrawal of the General Partner.	27
6.05	Withdrawals of Limited Partners.	27
6.06	Amounts Reserved and Pending Claims.	27
ARTICLE VII. Meetings, Accounts, Reports and Auditors		28
7.01	Books of Account.	28
7.02	Audit and Report.	28
7.03	Fiscal Year.	29
ARTICLE VIII. Transfers and Other Events		29
8.01	Transfers.	29
8.02	Sale of the Partnership	31
8.03	Resignation	32
ARTICLE IX. Miscellaneous		32
9.01	Binding Agreement.	32
9.02	Gender.	32
9.03	Notices.	32
9.04	Consents and Approvals.	33
9.05	Counterparts.	33
9.06	Amendments	33
9.07	Applicable Law.	33
9.08	Severability.	33
9.09	Entire Agreement.	34
9.10	Confidentiality.	34
9.11	No Right to Partition.	36
9.12	Partnership Tax Treatment.	36
9.13	Partnership Counsel.	36
9.14	Jury Trial Waiver.	36
9.15	Survival.	36
9.16	Public Announcements	37

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THE LIMITED PARTNERSHIP INTERESTS OF HOLMDEL PHARMACEUTICALS, LP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. NEITHER THE LIMITED PARTNERSHIP INTERESTS NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS PURSUANT TO EXEMPTIONS THEREFROM. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE LIMITED PARTNERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT. BY ACQUIRING THE LIMITED PARTNERSHIP INTERESTS IN THIS LIMITED PARTNERSHIP, EACH LIMITED PARTNER REPRESENTS THAT THE LIMITED PARTNERSHIP INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND WILL NOT BE SOLD OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID SECURITIES ACT AND LAWS, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE REQUIREMENTS OF THIS AGREEMENT. THE LIMITED PARTNERSHIP INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION, OR BY ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT OF
HOLMDEL PHARMACEUTICALS, LP

This Amended and Restated Limited Partnership Agreement Holmdel Pharmaceuticals, LP (the “Partnership”), dated, made and effective as of December 20, 2012 (the “Effective Date”), is entered into by and among HP General Partner, LLC, a Delaware limited liability company, as general partner of the Partnership (the “General Partner”), Brett Pope, as the withdrawing limited partner (the “Withdrawing Limited Partner”), and the other limited partners listed from time to time on the Partner Schedule, together with any other Persons admitted as limited partners from time to time pursuant to the terms of this Agreement (such Persons together with his, her or its Permitted Transferees are hereinafter individually referred to as a “Limited Partner” and collectively referred to as the “Limited Partners”).

RECITALS

WHEREAS, the Partnership was formed pursuant to a certificate of limited partnership, filed with the Secretary of State of the State of Delaware on December 12, 2012 (the “Certificate of Limited Partnership”) pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the “Act”);

WHEREAS, the General Partner and the Withdrawing Limited Partner are parties to that certain Limited Partnership Agreement dated as of December 12, 2012 (the “Prior Agreement”);

WHEREAS, the parties desire to enter into this Amended and Restated Limited Partnership Agreement to permit the withdrawal of the Withdrawing Limited Partner and the admission of certain other Persons as Limited Partners, and further to make the modifications set forth in this Agreement and to amend and restate the Prior Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I.
General Provisions

1.01            Definitions.

For the purposes of this Agreement, the following terms shall have the meanings set forth below, and all such terms that relate to accounting matters shall be interpreted in accordance with Tax Basis Accounting Principles (as defined herein), except as otherwise specifically provided herein:

“Act” has the meaning set forth in the recitals to this Agreement.

“Acquisition” means the Partnership’s acquisition of the Purchased Assets pursuant to the Asset Purchase Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant period, after giving effect to the following adjustments:

(a)          Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704 2(g)(1) and 1.704 2(i)(5); and

(b)          Debit to such Capital Account the items described in Sections 1.704 1(b)(2)(ii)(d)(4), 1.704 1(b)(2)(ii)(d)(5) and 1.704 1(b)(2)(ii)(d)(6) of the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704 1(b)(2)(ii)(d) of the Treasury Regulations and will be interpreted consistently therewith.

“Affiliate” means, with respect to a Person, any Person controlling, controlled by or under common control with such Person. As used herein, “control” means, as to any entity, the power to direct the management and policies of such entity through ownership of securities or otherwise.

“Agreement” means this Amended and Restated Limited Partnership Agreement, as amended from time to time. References to this Agreement will be deemed to include all provisions incorporated in this Agreement by reference.

“Anti-Money Laundering Laws” has the meaning set forth in Section 1.10(a)(ii).

“Approved Sale” has the meaning set forth in Section 8.02(a).

“Aptalis” means Aptalis Pharmatech, Inc. (formerly Eurand, Inc., formerly Eurand America, Inc.), a Nevada corporation.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement dated as of December 20, 2012, between GSK and the Partnership.

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“Business Day” means any day other than Saturday and Sunday and each other day on which banks located in Houston, Texas are not required or authorized by law to remain closed.

“Capital Account” means the account maintained for each Partner pursuant to Section 4.01 established and adjusted in accordance with Article IV..

“Capital Call” has the meaning set forth in Section 3.02(a).

“Capital Contribution” means, with respect to any Partner and the Partnership as of any date, the aggregate amount of all such Partner’s contributions of capital to the Partnership pursuant to this Agreement on or prior to such date, as shown on the Partner Schedule, and subject to adjustments as provided for herein, unless such contribution is not treated as a Capital Contribution by the express terms hereof.

“Certificate of Limited Partnership” has the meaning set forth in the recitals to this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor to such statute. Any reference herein to a specific section of the Code shall be deemed to include any corresponding provisions of future law.

“Covered Person” means the General Partner and its Affiliates; each of the current and former shareholders, officers, directors, partners, members, managers, advisors and agents of any of the General Partner and its Affiliates; and each of the current and former employees of any of the GP’s Affiliates. For the avoidance of doubt, no Limited Partner shall constitute or be deemed a Covered Person.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period, except that if the Gross Asset Value of an asset of the Partnership differs from its adjusted basis for United States federal income tax purposes at the beginning of such period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the United States federal income tax depreciation, amortization or other cost recovery deduction for such period bears to such beginning adjusted tax basis; provided that if the adjusted basis for United States federal income tax purposes of an asset of the Partnership at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Financing” has the meaning set forth in Section 3.02(a).

“Excluded Partner” has the meaning set forth in Section 3.02(a).

“Extraordinary Event” means it is determined that the Partnership should undertake any of the following actions: (i) amend, modify or terminate any of (A) the Asset Purchase Agreement or any Other Transaction Document to which the Partnership is a party, (B) the License and Supply Agreement or (C) the Sublicense and Distribution Agreement, (ii) raise funds to finance any claim, demand, action, suit or proceeding related to the Purchased Assets or the Product, including as the result of any termination, suspension of performance, or alleged breach of any agreement to which the Partnership is a party; (iii) raise funds in order to defend or settle any claim, demand, action, suit or proceeding against the Partnership by third parties or to defend, protect or enforce any of the Purchased Assets or the Product; (iv) in the event of an actual or threatened FDA ruling related to the Product, take actions in order to protect and preserve the Partnership's interest in the Product or protect and preserve the revenue stream under any agreement to which the Partnership is a party; or (v) otherwise raise funds in order to take reasonable steps to protect the revenue stream arising from or related any agreement to which the Partnership is a party.

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“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted), siblings and descendants of such siblings (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants (whether natural or adopted) siblings and/or descendants of such siblings (whether natural or adopted).

“Fiscal Year” has the meaning set forth in Section 7.03.

“General Partner” has the meaning set forth in the preamble to this Agreement.

“GP Affiliate” means any Affiliate of the General Partner, and any partner, member, manager, stockholder, director, officer or agent of the General Partner.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for United States federal income tax purposes, except as follows:

(a)          The Gross Asset Value of any asset contributed by a Partner to the Partnership is the gross fair market value of such asset at the time of contribution;

(b)          The Gross Asset Value of all Partnership assets may be adjusted to equal their respective gross fair market values as of the following times: (i) the acquisition of any additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (iii) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by a Partner acting in a Partner capacity, or by a new Partner acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Treasury Regulations Section 1.704 1(b)(2)(iv)(d)); and (iv) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704 1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (i), (ii) and (iii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c)          The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution;

(d)          The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments in the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided that Gross Asset Values shall not be adjusted pursuant to this clause (d) to the extent that the General Partner determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

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If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (c) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“GSK” means GlaxoSmithKline LLC, a Delaware limited liability company

“Indemnifiable Costs” means all costs, expenses, losses, damages, claims, liabilities, fines and judgments (including legal or other expenses reasonably incurred in investigating or defending against any such loss, claim, damages or liability and any sums which may be paid in settlement) of whatever nature, known or unknown, liquidated or unliquidated that may cause or be incurred in connection with or arising from any actual or threatened claim, action, suit, proceeding or investigation, whether civil or criminal, by or before any court or administrative or legislative body or authority.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the SEC, as in effect from time to time.

“JK” means Holmdel Therapeutics, LLC, a Delaware limited liability company, together with its Permitted Transferees.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the regulations thereunder and interpretations thereof promulgated by the SEC, as in effect from time to time.

“Legal Representative” means any executor, administrator, committee, guardian, conservator or trustee.

“License and Supply Agreement” means that certain Second Amended and Restated License and Supply Agreement dated as of December 20, 2012, by and between Aptalis and the Partnership.

“Limited Partner” has the meaning set forth in the preamble to this Agreement.

“Majority in Interest” of the Partners means, as of any date of determination, Partners whose collective Partner Percentages represent greater than fifty percent (50%) (or other specified percentage) of all Partner Percentages at such time.

“Mist” means Mist Pharmaceuticals, LLC, a Delaware limited liability company, together with its successors and assigns.

“New Securities” has the meaning set forth in Section 3.02(a).

“Noncash Asset” means any asset of the Partnership other than cash.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year of the Partnership shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

“OFAC” has the meaning set forth in Section 1.06(c)(ii).

“Operating Expenses” has the meaning set forth in Section 2.03.

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“Organizational Costs” means all costs and expenses incurred in connection with the organization of the General Partner, the Partnership, and the admission of Limited Partners to the Partnership (including, without limitation, the preparation of the license, sublicense and administrative services agreements to which the Partnership is a party or by which it is affected), and shall include, without limitation, legal, accounting, filing, capital raising and other organizational expenses.

“Other Transaction Documents” shall have the same meaning ascribed to such term in the Asset Purchase Agreement.

“Participation Notice” has the meaning set forth in Section 3.02(a).

“Partner” means a Person who is the General Partner or a Limited Partner.

“Partner Debt Financing” has the meaning set forth in Section 3.02(a).

“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations, and shall be determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

“Partner Nonrecourse Deduction” has the meaning set forth in Section 1.704-2(i)(1) of the Treasury Regulations, and shall be determined in accordance with Section 1.704-2(i)(2) of the Treasury Regulations.

“Partner Percentage” means, with respect to any Partner and the Partnership, the amount set forth for such Partner on the Partner Schedule as the same may be updated from time to time.

“Partner Schedule” means the schedule listing the name, address, Capital Contribution, Partner Percentage, and date of admission of each Partner, attached hereto and amended from time to time by the General Partner.

“Partnership” has the meaning set forth in the preamble of this Agreement.

“Partnership Counsel” has the meaning set forth in Section 9.13.

“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(b)(2) of the Treasury Regulations, and shall be determined in accordance with Section 1.704-2(d) of the Treasury Regulations.

“Partnership Information” has the meaning set forth in Section 9.10(a).

“Partnership Term” has the meaning set forth in Section 1.04.

“Permitted Transfer” has the meaning set forth in Section 8.01(b).

“Permitted Transferee” has the meaning set forth in Section 8.01(b).

“Person” means any individual, corporation (including a business trust), limited liability company, partnership, association (whether or not incorporated), trust, joint stock company, joint venture or other entity.

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“Prior Agreement” has the meaning set forth in the recitals to this Agreement.

“Product” means the pharmaceutical product InnoPran XL® (propranolol hydrochloride) extended release capsules (a beta blocker indicated for the treatment of high blood pressure) marketed or formerly marketed by GSK under the InnoPran XL® trademark.

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments:

(a)          Any income of the Partnership that is exempt from United States federal income tax, and to the extent not otherwise taken into account in computing Profits or Losses pursuant to this paragraph, shall be added to such taxable income or loss;

(b)          Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(i), and to the extent not otherwise taken into account in computing Profits or Losses pursuant to this paragraph, shall be subtracted from such taxable income or loss;

(c)          In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subdivisions (b) or (c) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)          Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for United States federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)          In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”; and

(f)          Any items which are specially allocated pursuant to the provisions of Section 4.07 hereof shall not be taken into account in computing Profits or Losses.

“Proportional Share” has the meaning set forth in Section 3.02(a).

“Purchased Assets” has the meaning given such term in the Asset Purchase Agreement.

“Rule 144” means, as of any date of determination, Rule 144 promulgated under the Securities Act, or any similar or successor rule in effect as of such date.

“SEC” means the United States Securities and Exchange Commission.

“Sale of the Partnership” means a sale of the Partnership resulting from either (i) a sale or a series of related sales of interests in the Partnership representing more than 50% of the total interests (including by operation of law, merger, consolidation, or otherwise) or (ii) a sale or a series of related sales of more than 50% of the Partnership’s assets (measured on the basis of fair market value on a consolidated basis).

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“Securities Act” means the Securities Act of 1933, as amended, and the regulations thereunder and interpretations thereof promulgated by the SEC, as in effect from time to time.

“Special Limited Partner” has the meaning set forth in Section 6.04(c).

“Sublicense and Distribution Agreement” means that certain Sublicense and Distribution Agreement dated as of December 20, 2012 by and between the Partnership and Mist.

“SWK” means SWK HP Holdings LP, a Delaware limited partnership, together with its Permitted Transferees.

“Tax Basis Accounting Principles” means accounting principles which are in accordance with the Code.

“Transfer” has the meaning set forth in Section 8.01(a).

“Transfer Expenses” has the meaning set forth in Section 8.01(g).

“Treasury Regulations” means the United States federal income tax regulations, including any temporary regulations, promulgated by the U.S. Treasury Department pursuant to the Code. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations; provided, however, if any such amendments or provisions are discretionary, the term “Treasury Regulations” shall include such amendments or provisions as determined by the General Partner in its good faith discretion.

“Treaty” means the Switzerland-United States Income Tax Treaty of 1996, as amended.

“Withdrawing Limited Partner” has the meaning set forth in the preamble hereto.

1.02            Name.

The Partnership shall conduct any action required under this Agreement under the name of “Holmdel Pharmaceuticals, LP”. The General Partner shall have the power at any time to change the name of the Partnership, and shall give prompt notice of any such change to each Partner; provided, that the General Partner may not change the name of the Partnership such that the name incorporates the name, service mark or trademark of any Limited Partner.

1.03            Registered Office; Offices and Qualification.

(a)                The registered office of the Partnership in the State of Delaware will be at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent in charge thereof will be The Corporation Trust Company. The General Partner may from time to time change such registered agent and such registered office.

(b)               The Partnership may not establish or maintain a principal office or any office in the United States.

(c)                The General Partner may not qualify the Partnership to do business in any jurisdiction in the United States.

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1.04            Commencement and Duration.

The Partnership commenced upon the date of the filing of record of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware, and shall continue until terminated in accordance with this Agreement (such term, being referred to as the “Partnership Term”).

1.05            Partners.

(a)                The Partner Schedule (as the same may be amended from time to time by the General Partner) sets forth the name and address of the General Partner and each Limited Partner and the Capital Contribution that each Partner has made to the Partnership. Promptly after any change in the Partner Percentages, the General Partner shall provide notice to each Partner setting forth the updated Partner Percentages and the date as of which such updated Partner Percentages took effect.

(b)               The addition to the Partnership at any time of one or more Partners will not be a cause for dissolution of the Partnership, and all the Partners will continue to be subject to this Agreement in all respects.

(c)                The Limited Partners shall not participate in the control of the business of the Partnership within the meaning of Section 17-303(a) of the Act nor shall the Limited Partners have any authority to act for or on behalf of the Partnership except as is specifically permitted by this Agreement.

(d)               The execution of this Agreement by the Withdrawing Limited Partner constitutes his withdrawal as a Limited Partner of the Partnership. With effect from the time of execution of this Agreement, the Withdrawing Limited Partner has no further right, interest or obligation of any kind whatsoever as a Limited Partner of the Partnership. An amount equal to the balance of the Capital Account of the Withdrawing Limited Partner shall be distributed to such Withdrawing Limited Partner on the date of this Agreement.

1.06            Representations of Partners.

(a)                This Agreement is made with the General Partner in reliance upon the General Partner’s representation to the Partnership that:

(i)                 it is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business under the laws of each state where such qualification is required to carry on the business of the Partnership;

(ii)               it has full power and authority to execute and deliver this Agreement and to act as General Partner under this Agreement;

(iii)             this Agreement has been authorized by all necessary actions by it, has been duly executed and delivered by it, and is a legal, valid and binding obligation of it, enforceable according to its terms; and

(iv)             the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it.

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(b)               This Agreement is made with each Limited Partner in reliance upon each Limited Partner’s representation to the Partnership, that:

(i)                 it has full power and authority to execute and deliver this Agreement and to act as a Limited Partner under this Agreement; this Agreement has been authorized by all necessary actions by it; this Agreement has been duly executed and delivered by it; and this Agreement is a legal, valid and binding obligation of it, enforceable against it according to its terms;

(ii)               the execution and delivery of this Agreement and the performance of its obligations under this Agreement do not require the consent of any third party not previously obtained, and will not conflict with, or result in any violation of, or default under, any provision of any governing instrument applicable to it, or any agreement or other instrument to which it is a party or by which it or any of its properties are bound, or any provision of law, statute, rule or regulation, or any ruling, writ, order, injunction or decree of any court, administrative agency or governmental body applicable to it; and

(iii)             it is an “accredited investor” within the meaning of the Securities Act.

(c)                USA PATRIOT Act Representations. This Agreement is made with each Limited Partner in reliance upon each Limited Partner’s representation to the Partnership, that:

(i)                 Such Limited Partner is not a senior foreign political figure, or any “immediate family” member or “close associate” of a “senior foreign political figure” within the meaning of the USA PATRIOT Act of 2001, as such terms are defined below.

(ii)               The proposed investment in the Partnership is being made by such Limited Partner on its own behalf and on behalf of certain beneficial owners and neither such Limited Partner nor any such beneficial owner is a country, territory, person, or entity named on a list maintained by the Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), nor is the Limited Partner, nor any beneficial owner, a person or entity with whom dealings are prohibited under any programs administered by OFAC.

(iii)             For the purposes of this section:

(A)                a “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

(B)                the “immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

(C)                a “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(d)               Each Limited Partner who has disclosed to the Partnership in writing that it is not a citizen or resident of the United States, an entity organized under the laws of the United States or a state within the United States or an entity engaged in a trade or business within the United States, agrees to provide the Partnership with any information or documentation necessary to permit the Partnership to fulfill any tax withholding or other obligation relating to the Partner, including, but not limited to, any documentation necessary to establish the Partner’s eligibility for benefits under any applicable tax treaty.

1.07            Notices With Respect to Representations by Limited Partners.

If any representation made by a Limited Partner in Sections 1.06(b) or 1.06(c) ceases to be true, then the Limited Partner will promptly provide the Partnership with a correct separate written representation as provided in each such Section.

1.08            Liability of Partners.

(a)                The General Partner has the liability for the liabilities of the Partnership provided for in the Act, including unlimited liability to third parties dealing with the Partnership for the repayment, satisfaction and discharge of all losses, liabilities and expenses of the Partnership. Except as otherwise specifically provided in this Agreement, the General Partner will not:

(i)                 be liable for the return of the Capital Contribution of any Partner; or

(ii)               be obligated to restore by way of Capital Contribution or otherwise any deficits in the respective Capital Accounts of the Limited Partners should such deficits occur.

(b)               Except as otherwise provided under the Act (including, without limitation, Sections 17-303, 17-502 and 17-607 of the Act) and Section 5.10 of this Agreement, no Limited Partner will be liable in any event for any loss, liability or expense whatsoever of the Partnership beyond the amount of its Capital Account.

(c)                If a Limited Partner is required to return to the Partnership, for the benefit of creditors of the Partnership whether pursuant to the Act or Section 5.10 of this Agreement, amounts previously distributed to the Limited Partner, the obligation of the Limited Partner to return any such amount to the Partnership will be the obligation of the Limited Partner and not the obligation of the General Partner. No Limited Partner will be liable under this Agreement for the obligations under this Agreement of any other Partner.

1.09            Purpose and Powers.

(a)                The Partnership is organized solely for the purposes of (i) consummating the Acquisition, including entering into the Asset Purchase Agreement and each of the Other Transaction Documents, (ii) owning the Purchased Assets, (iii) entering into the License and Supply Agreement, (iv) entering into the Sublicense and Distribution Agreement and (v) engaging in any other lawful act or activity that is ancillary or incidental to the foregoing.

(b)               The Partnership may not (i) raise capital from the Partners or make loans or borrow sums except for in the event and in connection with an Extraordinary Event, (ii) establish a physical presence in the United States, including, but not limited to, purchasing or leasing any interest in real estate, (iii) hire any employees or (iv) take any action that would result in the Partnership establishing a permanent establishment in the United States for purposes of the Treaty.

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(c)                The Partnership has all powers necessary, suitable or convenient for the accomplishment of the purposes set forth in Sections 1.09(a), alone or with others, as a special agent, including the power to engage in any lawful act or activity in which limited partnerships may engage under the Act consistent with the terms of this Agreement.

1.10            Anti-Money Laundering Provisions.

(a)                Each Limited Partner hereby agrees to use it reasonable best efforts to ensure that to the best of its knowledge:

(i)                 none of the monies that such Limited Partner will contribute to the Partnership shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii)               no Capital Contribution or other payment by such Limited Partner to the Partnership, to the extent such Capital Contribution or other payment is within such Limited Partner’s control, shall cause the Partnership, the General Partner or any of their Affiliates to be in violation of the U.S. Bank Secrecy Act, the U.S. Money Laundering Control Act of 1986 or the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, in each case, as such statute has been amended to date and any successor statute thereto and including all regulations promulgated thereunder (the “Anti-Money Laundering Laws”).

(b)               Each Limited Partner:

(i)                 shall promptly notify the General Partner if, to the knowledge of such Limited Partner, such Limited Partner has made a Capital Contribution or other payment to the Partnership of money derived from, or related to, any activity that is deemed criminal under United States law or that could cause the Partnership or any GP Affiliate to be in violation of the Anti-Money Laundering Laws;

(ii)               shall provide the General Partner, promptly upon receipt of the General Partner’s written request therefor, with any additional information regarding such Limited Partner or its beneficial owners that the General Partner deems necessary or advisable in order to determine or ensure compliance with all applicable laws, regulations and administrative pronouncements concerning money laundering and other criminal activities; and

(iii)             understands and agrees that if, at any time, such Limited Partner has made a Capital Contribution or other payment to the Partnership of money derived from, or related to, any activity that is deemed criminal under United States law or that could cause the Partnership or any GP Affiliate to be in violation of the Anti-Money Laundering Laws, or if otherwise required by any applicable law or regulation related to money laundering or other criminal activities, the General Partner may take appropriate actions to ensure that the Partnership or any GP Affiliate is in compliance with all such applicable laws, regulations and pronouncements.

(c)                Actions that may be taken by the General Partner in the circumstances described in Section 1.10(b) include, but are not limited to, the following:

(i)                 The General Partner, upon delivery of notice to that effect to the affected Limited Partner, may “freeze” such Limited Partner’s interest in the Partnership and, in that event: (A) shall not permit the Partnership to accept any additional Capital Contributions or other payments from such Limited Partner; (B) shall not draw down any additional Capital Contributions from such Limited Partner so long as the interest is frozen; (C) shall not permit the Partnership to allocate any items of Partnership income or gain to such Limited Partner’s Capital Account with respect to any fiscal period commencing on or after the date of delivery of such notice (although the General Partner may cause the Partnership to continue to allocate items of loss or expense to such Limited Partner’s Capital Account to the same extent as if, with respect to such Limited Partner and through the date of the Partnership’s final liquidating distribution, such Limited Partner had timely made all required Capital Contributions under this Agreement); or (D) shall not permit the Partnership to make any distributions to such Limited Partner in respect of its frozen interest after the delivery of such notice other than liquidating distributions pursuant to Section 6.02 in an amount equal to the positive balance in its Capital Account, after payment to each other Partner of its final liquidating distribution in accordance with Section 6.02 and subject in all events to compliance with applicable law.

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(ii)               The General Partner, subject to compliance with applicable law, may cause the Partnership to redeem such Limited Partner’s interest using Partnership funds at a price equal to the lesser of (A) the aggregate Capital Contributions of such Limited Partner, (B) the positive balance in such Limited Partner’s Capital Account as of the date of delivery of the notice described in Section 1.10(c)(i), or (C) the fair market value of such interest (as determined by the General Partner); provided, however, that the General Partner shall cause the Partnership to redeem such Limited Partner’s interest at such other price, if any, as required by law, regulation or government order.

(iii)             The General Partner may, in its sole discretion, agree in writing with any Limited Partner that is itself subject to regulation under the Securities Exchange Act of 1934, as amended, the U.S. Bank Holding Company Act of 1956, as amended, or comparable non-U.S. laws and regulations, to alternate representations and covenants reasonably designed to ensure compliance with applicable anti-money laundering and other criminal laws, regulations and administrative pronouncements, and thereby expressly waive compliance with all or any part of this Section 1.10.

(d)               Each Limited Partner acknowledges and agrees that (i) the Partnership or the General Partner may release confidential information regarding such Limited Partner and, if applicable, any of its beneficial owners, to governmental authorities if the General Partner, in its sole discretion, determines that releasing such information is required in order to comply with all applicable Anti-Money Laundering Laws, and (ii) the General Partner, without the consent of any Limited Partner and notwithstanding any other provision of this Agreement, may amend any provision of this Agreement in order to comply with all applicable Anti-Money Laundering Laws, as reasonably determined by the General Partner in its sole discretion.

Article II.
Management

2.01            Authority of General Partner.

(a)                Except as otherwise expressly provided herein, the management and operation of the Partnership is vested exclusively in the General Partner. Except as otherwise provided herein, the General Partner shall exercise all powers necessary and convenient to carry out the limited purposes of the Partnership set forth in Section 1.09, on behalf and in the name of the Partnership, and other services of an auxiliary nature, which shall be limited to:

(i)                 perform, or arrange for the performance of, actions contemplated in Section 1.09(a) of this Agreement and administrative services necessary for the Partnership to maintain and preserve the Purchased Assets;

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(ii)               incur all reasonable expenditures permitted by this Agreement and, to the extent that funds of the Partnership are available, pay all reasonable expenses, debts and obligations of the Partnership;

(iii)             admit an assignee of all or any portion of a Limited Partner’s interest pursuant to and subject to the terms of Section 8.01; and

(iv)             make any reasonable election under federal, state and local tax laws.

(b)               Except as otherwise provided herein, the powers of the Partnership shall be exercised by the General Partner. Decisions of the General Partner within its scope of authority shall be binding upon the Partnership. The General Partner shall have full, exclusive and complete discretion, power and authority, subject to any other provisions of this Agreement or by non-waivable provisions of applicable law, to manage, control, administer and operate the business and affairs of the Partnership, and to make all decisions affecting such business and affairs. For the avoidance of doubt, the General Partner does not have the power or authority to cause the Partnership to conduct, or represent that the Partnership is conducting, any business or activities prohibited by the terms of this Agreement, including, without limitation, Sections 1.03 and 1.09.

(c)                The Sale of the Partnership shall require the prior written consent of each of SWK and JK.

(d)               The following actions and the entry into any of the transactions specified in this Section 2.01(d) shall require the prior written consent of SWK:

(i)                 enter into any affiliated transaction or related party transaction with Mist or any Affiliate of the GP or Mist after the Effective Date;

(ii)               determine there is an Extraordinary Event and authorize any Partnership action with respect thereto, including, without limitation, to raise capital from the Partners pursuant to Section 3.02 or make loans or borrow sums or return or re-distribute such funds to the Partners;

(iii)             except as otherwise provided in Section 9.06, amend or modify this Agreement or any other organizational document of the Partnership; and

(iv)             the dissolution, winding-down, liquidation or termination of the Partnership and the approval of any action which requires the approval of a Majority in Interest under Sections 6.02 and 6.04.

(e)                The act of the General Partner in carrying on the business of the Partnership will bind the Partnership.

(f)                No provision of this Agreement shall be construed to preclude a GP Affiliate from engaging in any activity whatsoever, including, without limitation, providing investment banking services to issuers of securities, managing investments, participating in investments, brokerage or consulting arrangements or acting as an advisor to, director of, or participant in, any corporation or partnership, limited liability company, trust or other business entity, or from receiving compensation therefor or profit therefrom (in the form of cash, other securities or the right to acquire securities).

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2.02            Authority of Limited Partners.

The Limited Partners will take no part in the control of the business of the Partnership, and the Limited Partners will not have any authority to act for or on behalf of the Partnership except as is specifically permitted by this Agreement or required by the Act. This Section 2.02 supersedes any authority granted to the Limited Partners pursuant to the Act. Any Limited Partner who takes any action or binds the Partnership in violation of this Section 2.02 shall be solely responsible for any loss and expense incurred by the Partnership as a result of the unauthorized action and shall indemnify and hold the Partnership and the General Partner harmless with respect to the loss or expense.

2.03            Expenses.

The Partnership will pay all reasonable costs, expenses, liabilities and obligations relating to the activities, investments and business of the Partnership, including, without limitation, the following expenses (collectively, the “Operating Expenses”):

(a)                all reasonable costs and expenses of the Partnership, the General Partner or their respective partners, members, managers, officers or employees, attributable to or related to sourcing, identifying, evaluating, negotiating, documenting and executing the Acquisition and the transactions with Mist, including administration, travel, legal, accounting, auditing, consulting, brokerage and other reasonable fees and expenses, financing commitment fees, transfer taxes, and costs related to the registration or qualification of securities;

(b)               all interest and expenses payable by the Partnership on any indebtedness incurred by the Partnership;

(c)                taxes, fees, and other governmental charges levied against the Partnership;

(d)               all reasonable expenses incurred in the holding, maintenance or disposition of the Purchased Assets;

(e)                all reasonable legal, insurance (including any insurance as contemplated in Section 2.05(i)), consulting, accounting and auditing, and similar expenses related to the Purchased Assets;

(f)                all reasonable litigation expenses related to the Purchased Assets;

(g)                all unreimbursed out-of-pocket fees and expenses incurred by the Partnership, the General Partner or its respective partners, members, managers, officers or employees in connection with any conference or meeting of the Limited Partners or any reporting to or communications with the Limited Partners; and

(h)               all Organizational Costs.

2.04            Standard of Care.

(a)                No Covered Person will be liable to the Partnership or any Partner for any action taken or omitted to be taken by it or any other Partner or other Person in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, except in the case of such Covered Person’s own willful misconduct, gross negligence or intentional and material breach of this Agreement.

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(b)               Any Covered Person may consult with independent legal, accounting or other professional advisor selected by it and will be fully protected, will incur no liability to the Partnership or any Partner, and shall be conclusively presumed to have acted in good faith, in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel or advisor, and any such action or refraining to act shall be conclusively presumed not to constitute willful misconduct or gross negligence of such Person or an intentional and material breach of this Agreement by such Person.

(c)                In addition to the standards of care stated in this Section, this Agreement may also provide for additional (but not alternative) standards of care for Covered Persons that must also be met.

(d)               Each Covered Person may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and in so relying shall be conclusively presumed to have acted in good faith and not to have acted or refrained from acting in a manner constituting willful misconduct, gross negligence or an intentional and material breach of this Agreement.

2.05            Indemnification.

(a)                Subject to Section 2.05(c), the Partnership shall, and hereby does, to the fullest extent permitted by applicable law, indemnify and hold harmless each Covered Person from any and all Indemnifiable Costs that may be incurred by or asserted against such Person, by reason of any action taken or omitted to be taken on behalf of the Partnership or otherwise arising out of or in connection with the Acquisition or the Purchased Assets.

(b)               Subject to Section 2.05(c), the Partnership has the power, in the discretion of the General Partner, to indemnify or agree to indemnify on the same terms and conditions applicable to persons indemnified under Section 2.05(c), any Person who is or was serving, at the request of the General Partner or the Partnership, as a consultant to, agent for or representative of the Partnership as a director, manager, officer, employee, agent of or consultant to another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any Indemnifiable Cost asserted against such Person and incurred by the Person in any such capacity, or arising out of the Person’s status as such.

(c)                No Person may be entitled to claim any indemnity or reimbursement under Sections 2.05(a) or (b) in respect of any Indemnifiable Cost that may be incurred by such Person that results from the failure of the Person to act in accordance with the applicable standard of care stated in Section 2.05. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, preclude a determination that such Person acted in accordance with the applicable standard of care stated in Section 2.05.

(d)               The Partnership shall pay any expenses incurred by any Covered Person in respect of any Indemnifiable Cost (and may pay the expenses incurred by any other Person in respect of any Indemnifiable Cost) before the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such Person to repay such amount if it is ultimately determined that such Person is not entitled to be indemnified by the Partnership as authorized in this Section.

(e)                The rights provided by this Section will inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person eligible for indemnification under this Agreement.

(f)                The rights to indemnification of Covered Persons provided in this Section shall not be exclusive of any other right that a Covered Person or other Person indemnified under this Section 2.05 may have or hereafter acquire under law (common or statutory), under any provision of this Agreement or under any other agreement providing for indemnification to such Covered Person or other Person.

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(g)                The Partnership may enter into an agreement with any Covered Person providing for indemnification of any such Covered Person for matters covered by this Section 2.05.

(h)               The provisions of this Section do not apply to indemnification of any Person that is not at the expense (whether in whole or in part) of the Partnership.

(i)                 The Partnership may purchase and maintain insurance on its own behalf, or on behalf of any Covered Person or other Person, with respect to liabilities of the types described in this Section. The Partnership may purchase such insurance regardless of whether the Person is acting in a capacity described in this Section or whether the Partnership would have the power to indemnify the Person against such liability under the provisions of this Section.

Article III.
Partner’s Capital Contribution

3.01            Capital Contributions.

Each Partner has made, or shall make upon demand by the General Partner, the Capital Contribution set forth opposite such Partner’s name on the Partner Schedule. All Capital Contributions to the Partnership must be in cash. No Partner shall be required to make any additional Capital Contribution to the Partnership.

3.02            Preemptive Rights.

(a)                If it is determined in accordance with this Agreement that there is an Extraordinary Event and based upon the capital needs of the Partnership, the Partnership shall (x) accept additional Capital Contributions from existing Partners and/or Persons to be admitted as new Partners (an “Equity Financing”) or (y) accept loans from, or otherwise issue debt securities to, existing Partners (a “Partner Debt Financing” and, in either case, a “Capital Call”), then the Partnership shall offer to each Partner (other than Excluded Partners, as defined below) by written notice from the General Partner (describing in reasonable detail the Capital Call, the payment terms, such Partner’s Proportional Share and the intended use of proceeds) (the “Participation Notice”) a right to participate in such Capital Call in an amount equal to the Capital Call amount multiplied by such Partner’s Partner Percentage (such Partner’s “Proportional Share”); provided, that no Partner who is not an “accredited investor” (any such Partner, an “Excluded Partner”) shall have any rights under this Section 3.02. Each such Partner (other than Excluded Partners) shall be entitled to participate in the Capital Call on the same terms as any other Person, including, as applicable, the class or series of Partner interests and/or notes or other debt securities (in either case, “New Securities”) to be issued in exchange for such Partner’s participation in such Capital Call. If the full amount of the Capital Call offered to the Partners hereunder is not fully subscribed by such Partners, the unsubscribed amount of the Capital Call shall be allocated to the Partners participating in their full Proportional Share and indicating in their notice to the General Partner pursuant to Section 3.02(b) a desire to participate in any portion of the Capital Call that remains available because of under subscription or otherwise in accordance with an agreement among such Partners.

(b)               In order to exercise its rights this Section 3.02, a Partner must within ten (10) Business Days of receipt of the Participation Notice deliver a written notice to the General Partner irrevocably exercising its rights to participate in the Capital Call (including the extent, subject to any maximum dollar amount specified therein, to which such Partner elects to participate in excess of its Proportional Share available if the Capital Call is not fully subscribed by the other Partners based on their respective Proportional Shares).

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(c)                Upon the expiration of the offering periods described above, the Partnership may proceed with such Equity Financing and/or Partner Debt Financing and to issue and sell any related New Securities to the participating Partners and, in the case of an Equity Financing, to Persons to be admitted as new Partners (to the extent the then existing Partners have not elected to purchase all of the New Securities), during the ninety (90) calendar days following such expiration on substantially the same terms and conditions and, in any event, no more favorable in the aggregate to the participants therein than that offered to such Partners. Any Equity Financing or Partner Debt Financing to be conducted by the Partnership (and New Securities to be offered or sold by the Partnership ) other than in accordance with such terms or after such 90-day period must be reoffered to the Partners pursuant to the terms of this Section 3.02.

Article IV.
Allocations of Profits and Losses; Capital Accounts

4.01            Capital Accounts.

The Partnership will establish and maintain a separate Capital Account for each Partner in accordance with Code Section 704 and Treasury Regulations Section 1.704-1(b)(2)(iv). Without limiting the generality of the foregoing, a Partner’s Capital Account will generally be computed as follows:

(a)          Increased by (i) the amount of cash contributed to the Partnership by such Partner as a Capital Contribution (including the amount of any Partnership liabilities that are assumed by such Partner other than in connection with distribution of Partnership property), if applicable; (ii) the fair market value (net of liabilities that the Partnership is considered to assume or take subject to under Section 752 of the Code) of any property (other than cash) contributed to the capital of the Partnership by such Partner, if applicable; (iii) the amount of any Profits allocated to such Partner pursuant to Section 4.05 and (iv) the amount of income or gain allocated to such Partner pursuant to the regulatory allocations listed in Section 4.07.

(b)          Decreased by (i) the amount of any cash distributed to such Partner, (ii) the fair market value (net of liabilities that such Partner is considered to assume or take subject to under Section 752 of the Code) of any property (other than cash) distributed to such Partner, (iii) the amount of Losses allocated to such Partner pursuant to Section 4.05 and (iv) the amount of loss or deductions allocated to such Partner pursuant to the regulatory allocations listed in Section 4.07.

4.02            Compliance with Treasury Regulations Section 1.704-1(b).

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulations, the General Partner may make or cause to be made such modification.

4.03            Negative Capital Accounts.

No Partner shall be required to pay to any other Partner or the Partnership any deficit or negative balance which may exist from time to time in such Partner’s Capital Account (including upon and after dissolution of the Partnership). No Partner shall have an obligation to restore a deficit in such Partner’s Capital Account.

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4.04            Transfer of Capital Accounts.

Except as otherwise expressly provided herein, in the event all or a portion of an interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferring Partner to the extent it relates to the transferred interest in the Partnership (or portion thereof).

4.05            Allocation of Profits and Losses.

Except as otherwise provided in Section 4.07, and after adjusting for all Capital Contributions and distributions made during a Fiscal Year, Profits and Losses shall be allocated annually (and at such other times in which it is necessary to allocate Profits and Losses) by the Partnership in a manner such that, after such allocations have been made, the balance of each Partner’s Capital Account shall, to the extent possible, be equal to (I) an amount that would be distributed to such Partner if (a) the Partnership were to sell its assets for their Gross Asset Values, (b) all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability), (c) the Partnership were to distribute the proceeds of sale pursuant to Article V, and (d) the Partnership were to dissolve pursuant to Article VI, minus (II) the sum of (i) such Partner’s share of Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, and (ii) the amount, if any, that such Partner is obligated (or deemed obligated) to contribute, in its capacity as a Partner, to the Partnership, computed immediately prior to the hypothetical sale of assets.

4.06            Effect of Change or Transfer in Partner Percentages.

(a)          If a Partner Percentage is changed pursuant to the terms of this Agreement during any Fiscal Year, the amount of Profits and Losses to be allocated to the Partners for such entire Fiscal Year will be allocated to the portions of such Fiscal Year which precede or follow the date of such change, in proportion to the number of days in each such portion.

(b)          If a Transfer occurs during any Fiscal Year, the amount of Profits and Losses for such Fiscal Year allocable to such transferred interest will be allocated to the transferor and transferee Partners in proportion to the number of days each of the transferor and transferee held such transferred interest during such Fiscal Year; provided, that the transferor and transferee Partners may elect to allocate Profits and Losses in accordance with an interim closing of the books as permitted under Section 706 of the Code if the transferor and transferee bear all costs of such allocation.

4.07            Tax and Regulatory Allocations.

Notwithstanding anything to the contrary in the other provisions of this Article IV:

(a)          In the event there is a net decrease in Partnership Minimum Gain during any Fiscal Year, the “minimum gain chargeback” described in Treasury Regulations Section 1.704-2(f) and Treasury Regulations Section 1.704-2(g) shall apply.

(b)          In the event there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, the “partner minimum gain chargeback” described in Treasury Regulations Section 1.704-2(i)(4) shall apply.

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(c)          This Section 4.07(c) incorporates the “qualified income offset” set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) as if those provisions were fully set forth in this Section 4.07(c).

(d)          If, following the tentative allocation of Profits or Losses pursuant to Section 4.05, any Partner would otherwise have an Adjusted Capital Account Deficit as of the last day of any Fiscal Year, which is in excess of the amount (if any) such Partner is obligated to restore or is deemed to be obligated to restore (whether under this Agreement or otherwise, and including for this purpose, without limitation, such Partner’s share of Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain), then items of income and gain (consisting of a pro rata portion of each item of income or gain) of the Partnership shall be specially allocated to such Partner so as to eliminate such excess as quickly as possible.

(e)          Nonrecourse Deductions for any Fiscal Year shall be allocated to the Partners pro rata in proportion to their Partner Percentages.

(f)          The Partner Nonrecourse Deductions of the Partnership (as determined under Treasury Regulations Section 1.704-2(i)(2)) shall be allocated each year to the Partner that bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

(g)          To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partners in accordance with their Partner Percentages (in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies) or to the Partner to whom such distribution was made (in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies).

(h)          To the extent that any allocation of Losses pursuant to Section 4.05 will cause or increase a Partner’s Adjusted Capital Account Deficit, such portion of such Losses shall be allocated among the Partners with positive Capital Account balances, pro rata in accordance with their positive Capital Account balances. For purposes of this Section 4.07(h), a Partner’s Capital Account shall be reduced for the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). If Losses are allocated to the Partners under this Section 4.07(h) in any Fiscal Year, then notwithstanding Section 4.05, Profits shall first be allocated to the Partners who were allocated such Losses to the extent of, in proportion to, and in the reverse order in which such Losses were allocated to them under this Section 4.07(h) until the cumulative amount of Profits allocated to each Partner pursuant to this Section 4.07(h) is equal to the cumulative amount of Losses so allocated to such Partner.

(i)          Any noncash items of Profits or Losses shall be allocated pursuant to Section 4.05 as if such noncash items were distributable pursuant to Article V.

4.08            Gross Asset Value Adjustments.

In the case of any Partnership asset for which its Gross Asset Value differs from its adjusted tax basis for United States federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated for United States federal income tax purposes, as reasonably determined by the General Partner, in accordance with the principles of Sections 704(b) and (c) of the Code so as to take account of the difference between Gross Asset Value and adjusted tax basis of such asset.

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4.09            Consistency.

No Partner shall treat an item on such Partner’s United States federal income tax return in a manner that is inconsistent with the treatment of such item on the Partnership's United States federal income tax return, unless such Partner has, not less than 30 days prior to the filing of a notice of inconsistent treatment with the IRS pursuant to Section 6222(b) of the Code, provided the General Partner with a copy of the notice and thereafter in a timely manner provided such other information related thereto as the General Partner shall reasonably request.

4.10            Other Allocation Matters.

(a)          Subject to Sections 4.06(b) and 4.07, Profits and Losses shall be allocated to the Partners pursuant to this Article IV as of the last day of each Fiscal Year; provided that Profits, Losses and such other items of income, loss, deduction or credit resulting from or relating to an adjustment in the Gross Asset Value of Partnership property shall be allocated at such times as the Gross Asset Values of Partnership property are adjusted pursuant to the definition of “Gross Asset Value.”

(b)          All items of Partnership income, gain, loss, deduction and credit for federal and applicable state and local income tax purposes shall be allocated among the Partners in the same manner as they share correlative allocation of such items for purposes of maintaining Capital Accounts.

(c)          Pursuant to Treasury Regulations Section 1.1245-1(e), to the extent the Partnership recognizes gain as a result of a sale, exchange or other disposition of Partnership assets which is taxable as ordinary income under Code Section 1245 or Code Section 1250, such ordinary income shall be allocated among the Partners in the same proportion as the Depreciation giving rise to such ordinary income was allocable among the Partners. In no event, however, shall any Partner be allocated ordinary income hereunder in excess of the amount of gain allocated to such Partner under this Agreement. Any ordinary income that is not allocated to a Partner due to the gain limitation described in the previous sentence shall be allocated among those Partners whose shares of total gain on the sale, exchange or other disposition of the property exceed their share of Depreciation giving rise to such ordinary income, in proportion to their relative shares of the total allocable gain.

(d)          Tax credits and tax credit recapture and any similar items shall be allocated among the Partners in a manner determined by the General Partner; provided such allocation is in compliance with applicable law (including, without limitation, Treasury Regulations Section 1.704-1(b)(4)(ii)).

4.11            Allocation of Nonrecourse Liabilities.

The Partners’ shares of Nonrecourse Liabilities shall be determined in accordance with rules of Treasury Regulations Section 1.752-3. “Excess nonrecourse liabilities” (as that term is defined in Treasury Regulations Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with their respective Partner Percentages.

4.12            Tax Reporting.

The Partners acknowledge and are aware of the income tax consequences of the allocations made pursuant to this Article IV and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of this Article IV in reporting their shares of Partnership income, gain, loss, deduction and credit for federal, state and local income tax purposes.

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4.13            Partnership for Tax Purposes.

The Partners agree that the Partnership will be treated as a partnership for purposes of United States federal, state and local income tax laws and further agree not to take any position or any action or to make any election (or cause the Partnership to make any election) inconsistent with such treatment. The Partnership shall not file any election pursuant to Treasury Regulations Section 301.7701-3(c) to be treated as an entity other than a partnership. The Partnership shall not elect, pursuant to Code Section 761(a), to be excluded from the provisions of subchapter K of the Code.

4.14            Preparation of Tax Returns.

The Partnership will (and will cause its Subsidiaries to) arrange for the preparation and timely filing of all tax returns required to be filed by the Partnership and its Subsidiaries. Each Partner will be responsible for the preparation and filing of its own United States federal, state and local and foreign tax returns. The Partnership shall engage a tax preparation firm to advise and assist the Partnership with the preparation and filing of all federal, state, local and foreign tax filings for and on behalf of the Partnership.

4.15            Tax Elections.

(a)          Except as otherwise provided in this Agreement, all elections by the Partnership for income and franchise tax purposes and all determinations for tax purposes regarding the fair market value of any of the Partnership’s assets, book basis, Depreciation and all other matters relating to all tax returns (including amended returns) filed by the Partnership, including tax audits and related matters and controversies, will be made and conducted by the Tax Matters Partner (as defined below) in consultation with, and subject to the approval of, the Limited Partners. Each Partner will upon request supply promptly any information necessary to give proper effect to any election made by the Partnership.

(b)          The Tax Matters Partner may, in its discretion and subject to Section 4.15(a), cause the Partnership to make a timely election under Section 754 of the Code (and a corresponding election under state and local law), (i) in the event of a Transfer of an interest in the Partnership as permitted hereunder, provided that the Tax Matters Partner has received a written request to do so from the transferor or transferee of such interest, and (ii) in the event of a distribution of property to a Partner. If the Partnership elects under Code Section 754 to adjust the basis of Partnership property under Code Section 734(b) and Section 743(b), (i) the General Partner shall make such adjustments to the definition of Gross Asset Value and Profits and Losses, and to the special allocations required by Section 4.07 hereof as are necessary to carry out the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) and 1.704-1(b)(2)(iv)(m)(4); and (ii) a Partner who acquires interests in the Partnership shall furnish to the General Partner such information as the General Partner shall reasonably request to enable it to compute the adjustments required by Code Section 755 and the Treasury Regulations thereunder.

(c)          The Tax Matters Partner will, on the first federal income tax return of the Partnership, make an election under Section 6231(a)(1)(B)(ii) of the Code to have the TEFRA audit provisions of subchapter C of chapter 23 of the Code apply to the Partnership.

4.16            Tax Matters Partner.

The General Partner is hereby designated the “Tax Matters Partner” for purposes of Code Section 6231(a)(7). In the event that the General Partner is unavailable or unwilling to be the Tax Matters Partner, or is not eligible to be the Tax Matters Partner under Code Section 6231 and the Treasury Regulations promulgated thereunder, the General Partner will appoint another Partner as the Tax Matters Partner. All decisions of the Tax Matters Partner shall be subject to consultation with the Limited Partners. The Tax Matters Partner shall, promptly upon receipt thereof, forward to the Limited Partners a copy of any correspondence relating to the Partnership received from the Internal Revenue Service or any other tax authority which related to matters that are of material importance to the Partnership and/or the Limited Partners. The Tax Matters Partner will on a timely basis keep all Partners fully informed of the progress of any examinations, audits or other proceedings, and all Partners will have the right to participate in any such examinations, audits or other proceedings. The Tax Matters Partner will not settle or otherwise compromise any issue in any such examination, audit or other proceeding which is materially adverse to the Limited Partners without first obtaining the approval of the respective Limited Partner, which consent may not be unreasonably withheld. Expenses incurred by the Tax Matters Partner shall be borne by the Partnership. Such expenses shall include, without limitation, fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs.

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4.17            Other Partner Obligations.

Promptly upon request, each Partner shall provide the Tax Matters Partner with any information related to such Partner necessary to (i) allow the Partnership to comply with any tax reporting, tax withholding or tax payment obligations of the Partnership or (ii) establish the Partnership’s legal entitlement to an exemption from, or reduction of, withholding tax, including federal withholding tax under Sections 1471 and 1472 of the Code.

4.18            Reportable Transactions.

The Partnership will use commercially reasonable efforts to not engage in any transaction that, as of the date the Partnership enters into a binding contract to engage in such transaction, is a “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b). The Partnership will promptly notify the Partners if it becomes aware that a transaction is a “reportable transaction.”

Article V.
Distributions

5.01            Distributions to Partners. All liquid assets of the Partnership, including royalty payments received in connection with Product sales and all other proceeds of the Partnership, less an amount reasonably determined by the General Partner to cover Operating Expenses, shall be distributed no less frequently than quarterly to the Partners, pro rata in accordance with their respective Partner Percentages. For the avoidance of doubt, no proceeds raised by the Partnership to fund any Extraordinary Event shall be distributed to the Partners unless and until it is determined in accordance with this Agreement that such proceeds no longer are necessary to fund such Extraordinary Event.

5.02            Distributions of Noncash Assets in Kind.

(a)                Subject to the provisions of this Section 5.02, the Partnership at any time may distribute Noncash Assets in kind.

(b)               Any distribution of Noncash Assets will be made pro rata among the Partners (based upon the respective amounts which each Partner would be entitled to receive if the distribution were made in cash) with respect to the distribution of each Noncash Asset.

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(c)                Noncash Assets distributed in kind under this Section 5.02 will be subject to such conditions and restrictions as the General Partner determines are legally required or are appropriate to assure compliance by the Partners and/or the Partnership with the requirements of the Securities Act, including, without limitation, such conditions and restrictions as the General Partner determines are required to assure compliance by the Partners and the Partnership with the aggregation rules and volume limitations under Rule 144.

5.03            Distributions for Payment of Tax/Withholdings.

Notwithstanding any other provision of this Agreement to the contrary, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner (or any assignee of, or successor-in-interest to, such Partner) as a result of such Partner’s participation in the Partnership. If and to the extent that the Partnership shall be required to withhold or pay any such taxes, then such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner’s interest in the Partnership under Article V to the extent that the Partner is entitled to receive a distribution and shall be taken into account in determining the amount of future distributions to such Partner. Each Partner hereby authorizes the General Partner to seek reimbursement of such payment or reduce future distributions. To the extent that the aggregate of such payments to a Partner for any period exceeds the distributions to which such Partner is entitled for such period, the Partner shall contribute to the Partnership the amount by which such payments exceed the distributions to which such Partner is entitled for such period. To the extent that the Partner does not promptly repay such amounts, the amount of such excess shall be considered a demand loan from the Partnership to such Partner, with interest at an interest rate of 6% compounded annually, which interest shall be treated as an item of Partnership income until discharged by such Partner by repayment, which may be made in the sole discretion of the General Partner out of distributions to which such Partner would otherwise be subsequently entitled. The withholdings referred to in this Section 5.03 shall be made at the maximum applicable statutory rate under applicable tax law unless the General Partner receives documentation, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.

5.04            Tax Withholding Certificate.

If requested by the General Partner, each Partner shall, if able to do so, deliver: (i) an affidavit in form satisfactory to the General Partner that the applicable Partner (or its partners or members, as the case may be) is not subject to withholding under the provisions of any United States federal, state, local, foreign or other law; (ii) any certificate that the General Partner may reasonably request with respect to any such laws; and/or (iii) any other form or instrument reasonably requested by the General Partner relating to any Partner’s status under such law. If a Partner fails or is unable to deliver to the General Partner an affidavit described in sub-clause (i) above, the General Partner may withhold amounts from such Partner in accordance with Section 5.03. Each Partner shall reasonably cooperate with the General Partner in connection with any tax audit of the Partnership.

5.05            Indemnity.

Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Partnership and the General Partner for United States federal, state, local or foreign tax purposes against all claims, liabilities and expenses of whatever nature (including interest and penalties) relating to the Partnership’s or the General Partner’s obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner or as a result of such Partner’s participation in the Partnership, unless, in each case where any claim, liability or expense is found by a final decision by a court of competent jurisdiction to result from the General Partner’s own fraud, bad faith, gross negligence, willful misconduct, material and knowing violation of applicable laws which has a material adverse effect on the business of the Partnership or a material breach of the performance of the General Partner’s obligations under this Agreement which has a material adverse effect on the business of the Partnership.

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5.06            Refunds of Withholding Taxes.

In the event that the Partnership receives a refund of taxes previously withheld by a third party from one or more payments to the Partnership, the economic benefit of such refund shall be apportioned among the Partners in accordance with Section 5.01.

5.07            Tax Cooperation.

Upon request, the Partnership shall provide commercially reasonable assistance with respect to (i) any claim for benefits by a Partner under an applicable tax treaty or any exemption from or reduction in taxes with respect to its investment in the Partnership (including, but not limited to, (a) filing any forms or applications necessary to obtain any exemptions from or reductions in taxes to the extent the Partnership is required to make such filings under applicable law, and (b) providing the Partners with such other information or documentation as is available to the Partnership and is relevant to the Partners’ application for a tax refund) and (ii) any tax returns that are required to be filed by a Partner as a result of its investment in the Partnership.

5.08            Distributions Violative of the Act Prohibited.

Anything contained in this Agreement to the contrary notwithstanding, no distribution may be made by the Partnership if and to the extent that such distribution would violate Section 17-607 of the Act.

5.09            Offset.

Whenever the Partnership is to distribute or otherwise pay any sum to any Partner, any amounts that such Partner owes to the Partnership may be deducted from that sum before payment; provided, that the full amount that would otherwise be distributed shall be debited from the Partner’s Capital Account pursuant to Section 4.01.

5.10            Return of Previously Distributed Amounts.

Notwithstanding any other provision of this Agreement, the General Partner, in its sole discretion, may at any time, whether during or after the Partnership Term, require a Partner (including any former Partner) to return distributions made to such Partner pursuant to Article V or Article VI for the purpose of satisfying such Partner’s pro rata share of Operating Expenses (it being understood that the General Partner shall use its reasonable efforts to reserve for expected Operating Expenses) and of the Partnership’s indemnification obligations under Section 2.05; provided, that no Partner (including any former Partner) shall be required to return distributions made to such Partner pursuant to Article V or Article VI in excess of the lesser of (a) 20% of the aggregate distributions made to such Partner pursuant to Article V or Article VI and (b) the amount of such Partner's Capital Contribution.

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Article VI.
Dissolution, Liquidation, Winding Up and Withdrawal

6.01            Dissolution.

(a)                The Partnership will be dissolved upon the first to occur of the following:

(i)                 subject to Section 6.04 of this Agreement, an event of withdrawal or the removal of the General Partner (as defined in Section 17-101(3) of the Act);

(ii)               the approval of the General Partner and the prior written consent of SWK to dissolve, windup and liquidate the Partnership;

(iii)             the entry of a decree of judicial dissolution under Section 17-802 of the Act; or

(iv)             at such time as there are no Limited Partners, unless the business of the Partnership is continued in accordance with the Act.

(b)               The Partnership will not dissolve upon the withdrawal, dissolution, bankruptcy, death or adjudication of incompetency or insanity of any Limited Partner.

6.02            Winding Up.

(a)                Subject to Section 6.04, when the Partnership is dissolved, the property and business of the Partnership will be liquidated by the General Partner or if there is no General Partner or the General Partner is unable to act, a Person designated by a Majority in Interest. The General Partner or such designated Person shall be responsible for overseeing the winding up of the Partnership. The assets of the Partnership shall be liquidated only to the extent determined to be appropriate by the General Partner or such designated Person, in accordance with Section 2.01 of this Agreement. Upon the dissolution of the Partnership, the Partnership shall conduct only such activities as are necessary to wind up its affairs in an orderly manner, liquidate its assets and satisfy the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary or appropriate for, the winding up of the Partnership’s business or affairs.

(b)               Within one hundred eighty (180) days (and subject to the requirements of Treasury Regulations §§ 1.704-1(b)(ii)(g) and 1.704-1(b)(2)(ii)(b)(2)) after the effective date of dissolution of the Partnership, the affairs of the Partnership will be wound up and the Partnership’s assets will be distributed in the following manner and order:

(i)                 The claims of all creditors of the Partnership who are not Partners shall be paid and discharged or adequately reserved against;

(ii)               The claims of all creditors of the Partnership who are Limited Partners (other than claims for distributions hereunder) shall be paid and discharged or adequately reserved against;

(iii)             The claims of any creditor of the Partnership who is a General Partner (other than claims for distributions hereunder) shall be paid and discharged or adequately reserved against; and

(iv)             Any assets remaining shall be distributed to the Partners in accordance with Section 5.01.

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In the event that the foregoing order of distribution is not permitted by the Act, distributions shall be made as permitted therein.

6.03            Death or Disability of a Natural Person Limited Partner.

If a natural person Limited Partner shall die or become incapacitated, his Legal Representative shall be substituted as a Limited Partner, subject to all the terms and conditions of this Agreement.

6.04            Withdrawal of the General Partner.

(a)                Upon the occurrence of an event of withdrawal (as defined in the Act) of the General Partner that results in there being no General Partner, the Partnership shall not be dissolved, if, within ninety (90) days after such event of withdrawal of such General Partner, a Majority in Interest agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of the General Partner, of one or more additional General Partners.

(b)               Upon the occurrence of an event of withdrawal of the General Partner that results in there being no General Partner, without continuation of the Partnership as provided above, the affairs of the Partnership shall be wound up in accordance with the provisions of Section 6.02.

(c)                Except as provided in Sections 6.04(a) and 8.01, any Person who acquires the interest of the General Partner, or any portion of such interest, in the Partnership, will not be a General Partner but will become a special limited partner (a “Special Limited Partner”) upon his written acceptance and adoption of all the terms and provisions of this Agreement. Such Person will acquire no more than the interest of the General Partner in the Partnership as it existed on the date of the transfer. No such Person will have any right to participate in the management of the affairs of the Partnership or to vote with the Limited Partners, and the interest acquired by such Person will be disregarded in determining whether any action has been taken by any percentage of the limited partnership interests.

6.05            Withdrawals of Limited Partners.

No withdrawal or partial withdrawal of any Limited Partner from the Partnership (as opposed to an assignment as contemplated by Section 8.01) shall be permitted.

6.06            Amounts Reserved and Pending Claims.

(a)                If there are any assets which, in the judgment of the General Partner, cannot be sold, or be properly distributed in kind in the case of dissolution of the Partnership or withdrawal or retirement of a Partner, without sacrificing a significant portion of the value thereof, the value of a Partner’s interest in each separate group of such assets may be excluded from such Partner’s Capital Account for purposes of computing a Partner’s distributive share or amount to be paid to such Partner in connection with such Partner’s retirement. Any Partner’s interest, including its pro rata interest in any gains, losses or distributions, in assets so excluded, shall not be paid or distributed until such time as the General Partner shall determine.

(b)               If there is any pending transaction or claim by or against the Partnership as to which the interest or obligation of any Partner therein cannot, in the judgment of the General Partner, be then ascertained, then the estimated Value thereof or probable loss therefrom may be excluded from the valuation of assets for purposes of determining such Partner’s distributive share or amount to be paid to such Partner in connection with such Partner’s retirement. No amount shall be paid or charged to any such Partner or its Legal Representative on account of any such transaction or claim until its final settlement or such earlier time as the General Partner shall reasonably determine. The Partnership may meanwhile retain from other sums due such Partner or its Legal Representative an amount which the General Partner reasonably estimates to be sufficient to cover the share of such Partner in any probable loss or liability on account of such transaction or claim.

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(c)                Upon determination by the General Partner that circumstances no longer require the exclusion of assets or retention of sums as provided in Section 6.06(a) and Section 6.06(b), the General Partner shall, at the earliest practicable time, pay such sums or distribute such assets or the proceeds realized from the sale of such assets to each Partner from whom such sums or assets have been withheld. No adjustment shall be made to the amounts owing Partners for imputed interest during the period the sums so excluded or the assets so retained are withheld by the Partnership.

(d)               Any assets excluded or retained pursuant to this Section 6.06 at the time of the dissolution of the Partnership shall be held by the General Partner after the dissolution of the Partnership in trust for the benefit of the Partners on the same terms as provided in this Agreement and distributed to the Partners pursuant to Section 6.06(c).

Article VII.
Meetings, Accounts, Reports and Auditors

7.01            Books of Account.

(a)                The Partnership will maintain books and records regarding financial accounts and reporting in accordance with U.S. generally accepted accounting principles (except as otherwise provided in this Agreement).

(b)               The books and records of the Partnership must be kept at the principal place of business of the Partnership. Each Partner will have access, as provided in and subject to Section 17-305 of the Act, upon reasonable notice and during regular business hours, to all books and records of the Partnership for all proper purposes as a Partner of the Partnership. Each Partner will have the right to receive copies of such books and records, subject to payment of the reasonable costs of such copies.

7.02            Audit and Report.

(a)                Following the end of each fiscal year and the end of each of the first 3 fiscal quarters of each fiscal year, the General Partner shall cause to be prepared financial statements of the Partnership for such year or quarter, as the case may be. Such financial statements shall be prepared in accordance with U.S. generally accepted accounting principles (provided, however, that for purposes of such financial statements, the fair market value of any asset owned by the Partnership shall be the fair market value thereof reasonably determined by the General Partner) and, with respect to the annual financial statements shall be audited by a firm of independent certified public accountants selected by the General Partner. The General Partner shall use its reasonable efforts, as soon as practicable following the end of each fiscal year, and within forty-five (45) days following the end of each of the first three (3) fiscal quarters, as the case may be, to mail to each Partner the financial statements for such year or quarter, as the case may be, including a cash flow statement and a balance sheet, together with the following items as at the end of such year or quarter, as the case may be:

(i)                 a statement of the Profits or Losses for such year or quarter, as the case may be, and such Partner’s share thereof,

(ii)               a statement of such Partner’s Capital Account;

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(iii)             with respect to a fiscal year report, an auditor’s statement that distributions for such fiscal year were made in accordance with this Agreement; and

(iv)             any other information which the General Partner shall deem necessary or appropriate.

(b)               As soon as practical after March 15 of each fiscal year, the Partnership shall prepare and mail to each Partner the information setting forth as at the end of such fiscal year the amount of such Partner’s share in the Partnership’s taxable income or loss for such year, in sufficient detail to enable it to file any of its tax returns. If such information is not provided by April 5 of each fiscal year, then the Partnership will provide a preliminary good faith estimate of such information by such date. The Partnership shall also cause to be delivered to each Limited Partner such other information as such Limited Partner may reasonably request for the purpose of enabling it to comply with any reporting or filing requirements imposed by any statute, rule, regulation or otherwise by any governmental agency or authority.

7.03            Fiscal Year.

Subject to Section 706(b) of the Code, the fiscal year of the Partnership will be a twelve (12) month year (except for the first and last partial years, if any) ending on December 31 (the “Fiscal Year”).

Article VIII.
Transfers and Other Events

8.01            Transfers.

(a)                Except as provided under Sections 8.01(b), 8.02 and 8.03 of this Agreement, no Limited Partner may assign, pledge, sell or in any way directly or indirectly transfer, distribute, encumber or otherwise dispose of (whether voluntarily or involuntarily) or otherwise grant a security interest in (each such act, a “Transfer”) any of its interest in the Partnership or in this Agreement, except with the unanimous consent of the Partners. Any attempted disposition of an interest in the Partnership or in this Agreement by a Limited Partner not made in accordance with this Section 8.01(a) shall be void and shall not be effective.

(b)               The prohibitions of Transfers set forth in Section 8.01(a) shall not apply to the following Transfers (collectively, “Permitted Transfers” and the transferee of a Permitted Transfer being a “Permitted Transferee”): (i) the Transfer of interests in the Partnership by any Limited Partner among its respective Affiliates or Family Group, or (ii) the pledge or hypothecation of interests in the Partnership by any Limited Partner to a financial institution or other Person in order to provide collateral security for a bona fide loan or other financing from such financial institution or Person; provided, however, that, in each case, (1) the Limited Partner shall inform the General Partner of such Transfer prior to effecting it and (2) prior to the completion of the Transfer, shall have executed documents, in form and substance satisfactory to the General Partner, assuming the obligations of the Limited Partner under this Agreement with respect to the Transferred interest in the Partnership.

(c)                Any transferee of an interest in the Partnership pursuant to a Transfer in compliance with this Section 8.01 (i) shall become a substituted Partner hereunder upon the acceptance by the General Partner of a counterpart hereof executed by such transferee and the execution and delivery by such transferee of any other documentation that may be reasonably required by the General Partner to determine that the Transfer satisfies the requirements of this Section 8.01; (ii) shall have the same rights and responsibilities under this Agreement as its transferor, and (iii) shall succeed to the Capital Account of such transferor and the balances thereof (to the extent allocable to such interest). In the case of a Transfer by the General Partner of its entire interest in the Partnership pursuant to Section 8.01(b), the transferee shall be admitted as the General Partner hereunder immediately prior to the effective date of such Transfer and shall continue the business of the Partnership without dissolution, and such Transfer shall not be deemed an event of withdrawal of the transferring General Partner for purposes of the termination provisions set forth in Section 6.01.

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(d)               No Transfer of any interest in the Partnership will be allowed if such Transfer or the actions to be taken in connection with that Transfer would:

(i)                 result in a violation of any law, rule or regulation by the Partnership;

(ii)               cause the termination or dissolution of the Partnership;

(iii)             cause the Partnership to be classified other than as a partnership for Federal income tax purposes;

(iv)             cause the Partnership to be classified as a “publicly traded partnership” within the meaning of Section 469(k)(2) of the Code or for the purposes of Section 512(c)(2) of the Code;

(v)               result in a violation of the Securities Act;

(vi)             require the Partnership or the General Partner to register as an investment company under the Investment Company Act;

(vii)           require the Partnership or the General Partner to register as an investment adviser under the Investment Advisers Act; or

(viii)         result in a termination of the Partnership for Federal or state income tax purposes.

(e)                If a natural person Limited Partner dies or becomes incapacitated, then his or her Legal Representative will, upon execution of a counterpart of this Agreement, be substituted as a Limited Partner, subject to all the terms and conditions of this Agreement.

(f)                Any Transfer of a Limited Partner’s interest otherwise permitted hereunder shall be made only upon (i) such Limited Partner taking all such actions and executing and delivering all such documents as may be reasonably requested by the General Partner in order to consummate the Transfer in accordance with this Agreement and (ii) receipt by the Partnership of a written opinion of counsel, in form and substance reasonably satisfactory to the General Partner, as to compliance with Section 8.01(d) and such other legal matters as the General Partner may reasonably request. The General Partner may waive, in whole or in part, the requirement to deliver an opinion pursuant to this Section 8.01(f).

(g)                Any Limited Partner that requests or otherwise seeks to effect a Transfer of all or a portion of its interest in the Partnership hereby agrees to reimburse the Partnership, at the request of the General Partner, for any expenses reasonably incurred by the Partnership in connection with such Transfer, including the costs of seeking and obtaining the legal opinion required by Section 8.01(f) and any other legal, accounting and miscellaneous expenses (“Transfer Expenses”), whether or not such Transfer is consummated. At its election, and in any event the transferor has not reimbursed the Partnership for any Transfer Expenses incurred by the Partnership in preparing for or consummating a proposed or completed Transfer within 15 days after the General Partner has delivered to such Partner written demand for payment, the General Partner may seek reimbursement from the transferee of such interest (or portion thereof). If the transferee does not reimburse the Partnership for such Transfer Expenses within a reasonable time (or, in the case of a Transfer not consummated, the prospective transferor does not reimburse the Partnership within a reasonable time), the General Partner may charge the Capital Account related to such interest with such Transfer Expenses. For avoidance of doubt, Transfer Expenses shall include the additional accounting, tax preparation and other administrative expenses reasonably incurred (or to be incurred) by the Partnership in the case of a Transfer that results in tax basis adjustments to be made by the Partnership under Section 743 of the Code or related provisions. In the case of a Transfer that is expected to result in future expenses of the type described in the preceding sentence, the General Partner may estimate the amount of such expenses in good faith, and such estimate shall be final.

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(h)               If a Transfer has been proposed or attempted but the requirements of this Section 8.01 have not been satisfied, then the General Partner shall not admit the purported transferee as a substituted Limited Partner but, to the contrary, shall use its reasonable best efforts to ensure that the Partnership (i) continues to treat the transferor as the sole owner of the interest in the Partnership purportedly transferred, (ii) makes no distributions to the purported transferee and (iii) does not furnish to the purported transferee any tax or financial information regarding the Partnership. The General Partner shall use its reasonable best efforts to ensure that the Partnership does not otherwise treat the purported transferee as an owned of any interest in the Partnership (either legal or equitable), unless required by law to do so. The Partnership shall be entitled to seek injunctive relief to the fullest extent permitted by law, at the expense of the purported transferor, to prevent any such purported Transfer.

(i)                 If any Transfer results in multiple ownership of any Limited Partner’s interest in the Partnership, the General Partner may require one or more trustees or nominees to be designated as representing a portion of or the entire interest transferred for purposes of (i) receiving all notices which may be given, and all payments which may be made, under this Agreement and (ii) exercising all rights which the transferor as a Limited Partner has pursuant to the provisions of this Agreement.

8.02            Sale of the Partnership.

(a)                If a Sale of the Partnership is approved in accordance with the terms of this Agreement (an “Approved Sale”), then each Limited Partner shall (i) vote in favor of (to the extent permitted to vote for), consent to and raise no objections against such Approved Sale or the process pursuant to which such was arranged, (ii) waive any dissenters’ rights, appraisal rights and other similar rights and (iii) take all other actions reasonably necessary or desirable to cause the consummation of such Approved Sale, including the execution of any merger, redemption, sale or other such agreement designed to facilitate such Approved Sale. Each Limited Partner shall be obligated, through a contribution agreement or otherwise as requested by the General Partner to join on a joint and several basis in any indemnification (based on each such Person’s pro rata share of the aggregate proceeds paid with respect to its interest) or other obligations agreed to by the Partnership in connection with such Approved Sale; provided, that in no event shall any Limited Partner be obligated in connection such Approved Sale to indemnify the prospective buyer or its Affiliates with respect to an amount in excess of such Limited Partner’s pro rata share (based on each such Person’s pro rata share of the aggregate proceeds paid with respect to its interest) of the total consideration paid by such buyer in connection with such Approved Sale; and provided further, that unless the prospective transferee or its Affiliates permits a Limited Partner to give a guarantee, letter of credit or other mechanism, any escrow of proceeds of any such transaction shall be withheld on a pro rata basis among all Limited Partners (based on each such Person’s pro rata share of the aggregate proceeds paid with respect to its interest).

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(b)               The obligations of the Limited Partners with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) the consideration payable upon consummation of such Sale of the Partnership to all Partners shall be allocated to the Partners pursuant to and consistent with Article V and (ii) upon the consummation of the Sale of the Partnership, all of the Limited Partners shall receive the same form of consideration for their interests in the Partnership, or if any Limited Partners are given an option as to the form of consideration to be received, all Limited Partners will be given the same option.

8.03            Resignation.

Unless a Limited Partner has Transferred all of its interest in the Partnership in accordance with Section 8.01 of this Agreement, no Limited Partner shall have the right to resign or withdraw as a Limited Partner without the prior written consent of the General Partner, which may be given or withheld in its sole and absolute discretion. Any Limited Partner that resigns without the consent of the General Partner in contravention of this Section 8.03 shall be liable to the Partnership for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Limited Partner, and such Limited Partner shall be entitled to receive the fair value of his, her or its interest in the Partnership as of the date of his, her or its resignation (or, if less, the fair value of his, her or its interest as of the date of the occurrence of a liquidation or other winding up of the Partnership), as conclusively determined by the General Partner, only promptly following the occurrence of a liquidation or other winding up of the Partnership.

Article IX.
Miscellaneous

9.01            Binding Agreement.

Subject to the provisions of Section 8.01, this Agreement is binding upon, and inures to the benefit of, the heir, successor, assign, executor, administrator, committee, guardian, conservator or trustee of any Partner.

9.02            Gender.

As used in this Agreement, except if the context otherwise requires, masculine, feminine and neuter pronouns include the masculine, feminine and neuter; and the singular includes the plural.

9.03            Notices.

(a)                All notices, requests, consents and other communications hereunder to any party to this Agreement shall be deemed to be sufficient if in writing and given by personal delivery, facsimile, electronic mail, telex, private courier service or registered or certified mail, or facsimile or electronic transmission.

(b)               A notice is deemed to have been given:

(i)                 by personal delivery, facsimile, or private courier service, facsimile, telex or electronic transmission, as of the day of delivery of the notice to the addressee;

(ii)               by mail, as of the fifth (5th) day after the notice is mailed; and

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(iii)             by electronic mail, as of the day such notice is sent by electronic mail, so long as a copy of the notice is provided by one of the other methods described in Section 9.03(a) promptly thereafter.

(c)                Notices must be sent to:

(i)                 the Partnership or the General Partner, at the address of the General Partner as set forth on the Partner Schedule (as the same may be amended from time to time), or such other address or addresses as to which the Partners have been given notice; and

(ii)               the Limited Partners, at the addresses in the Partner Schedule (as the same may be amended from time to time) or such other addresses as to which the Partnership has been given notice in writing in accordance with this Section 9.03.

9.04            Consents and Approvals.

A consent or approval required to be given by any party under this Agreement will be deemed given and effective for purposes of this Agreement only if the consent or approval is:

(i)                 given by such party in writing, and

(ii)               delivered by such party to the party requesting the consent or approval in the manner provided for notices to such party under Section 9.03.

9.05            Counterparts.

This Agreement and any amendment to this Agreement may be executed in more than one counterpart, each of which shall be deemed an original but all of which shall constitute one and the same instrument, with the same effect as if the parties executed one counterpart as of the day and year first above written on this Agreement or any such amendment; provided, however, that each separate counterpart must be executed by the General Partner.

9.06            Amendments.

This Agreement shall not be amended except by an instrument in writing executed by the General Partner and each Limited Partner. Notwithstanding the foregoing, the General Partner may, without the consent of the Limited Partners, amend this Agreement to reflect the occurrence of a Transfer of a Partner’s interest in accordance with this Agreement and the admission of a substituted Partner under such Transfer.

9.07            Applicable Law.

This Agreement shall be governed by, and construed in accordance with, applicable Federal laws and the laws of the State of Delaware (without giving effect to conflict of law principles).

9.08            Severability.

If any one or more of the provisions contained in this Agreement, or any application of any such provision, is invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and all other applications of any such provision will not in any way be affected or impaired.

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9.09            Entire Agreement.

This Agreement states the entire understanding among the parties relating to the subject matter of this Agreement. Any and all prior conversations, correspondence, memoranda or other writings are merged in, and replaced by this Agreement, and are without further effect on this Agreement. No promises, covenants, representations or warranties of any character or nature other than those expressly stated in this Agreement have been made to induce any party to enter into this Agreement.

9.10            Confidentiality.

(a)                A Limited Partner’s rights to access or receive any information about the Partnership and its affairs, including, without limitation, (i) financial statements, reports and other information provided pursuant to Section 7.02, (ii) information obtained at any meeting of the Partnership, (iii) confidential, proprietary or other non-public information or trade secrets relating to the Partnership or its assets or operations and (iv) any related agreements and any other books and records of the Partnership (collectively, the “Partnership Information”), are conditioned on such Limited Partner’s willingness and ability to assure that the Partnership Information will be used solely by such Limited Partner for purposes reasonably related to such Limited Partner’s interest as a Limited Partner, and that such Partnership Information will not become publicly available as a result of such Limited Partner’s rights to access or receive such Partnership Information, and each Limited Partner agrees not to use Partnership Information other than for purposes of evaluating, monitoring or protecting its investment in the Partnership.

(b)               Each Limited Partner acknowledges and agrees that the Partnership Information constitutes a valuable trade secret of the Partnership and agrees to maintain any Partnership Information provided to it (including to any of its designees who may be serving as a member of any board or committee formed to assist or advise the General Partner), in the strictest confidence and not to disclose the Partnership Information to any Person including, without limitation, a prospective transferee of such Partner’s interest in the Partnership, without the written prior consent of the General Partner. Each Limited Partner that has a designee or representative who serves as a member of any board or committee formed to assist or advise the General Partner shall cause such designee or representative, as the case may be, to maintain the confidentiality of any Partnership Information provided to such designee or representative, as the case may be, to a substantially equivalent degree as is required of such Limited Partner hereunder. Notwithstanding the foregoing, the General Partner consents to the disclosure by a Limited Partner to its accountants, attorneys and similar advisors bound by a duty of confidentiality. With respect to any Limited Partner, the obligation to maintain the Partnership Information in confidence shall not apply to any Partnership Information (i) that becomes publicly available (other than by reason of a disclosure by a Limited Partner), (ii) the disclosure of which by such Limited Partner has been consented to by the General Partner in writing, or (iii) the disclosure of which by such Limited Partner is required by a court of competent jurisdiction or other governmental authority or otherwise as required by law. Before any Limited Partner discloses Partnership Information pursuant to clause (iii), such Limited Partner, to the fullest extent permitted by law, shall promptly, prior to making any such disclosure, notify the General Partner of the court order, subpoena, interrogatories, government order or other reason that requires disclosure of the Partnership Information so that the General Partner may seek a protective order or other remedy to protect the confidentiality of the Partnership Information. Such Limited Partner, to the fullest extent permitted by law, shall also consult with the General Partner on the advisability of taking steps to eliminate or narrow the requirement to disclose the Partnership Information and shall otherwise cooperate with the efforts of the General Partner to obtain a protective order or other remedy to protect the Partnership Information. If a protective order or other remedy cannot be obtained, such Limited Partner, to the fullest extent permitted by law, shall disclose only that Partnership Information that its counsel advises in writing (which writing shall also be addressed and delivered to the Partnership) that it is legally required to disclose.

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(c)                Each Limited Partner shall promptly inform the General Partner if it becomes aware of any reason, whether under law, regulation, policy or otherwise, that it (or any of its equity holders) will, or might become compelled to, use the Partnership Information other than as contemplated by Section 9.10(a) or disclose Partnership Information in violation of the confidentiality restrictions in Section 9.10(b).

(d)               The Limited Partners acknowledge and agree that: (i) the Partnership or the General Partner and their Affiliates may acquire confidential information related to third parties that pursuant to fiduciary, contractual, legal or similar obligations may not be disclosed to the Limited Partners without violating such obligations; and (ii) neither the Partnership, the General Partner nor their Affiliates shall be in breach of any duty under this Agreement or the Act in consequence of acquiring, holding or failing to disclose Partnership Information to a Limited Partner so long as such obligations were undertaken in good faith.

(e)                In addition to any other remedies available at law, the Partners agree that the Partnership shall be entitled to seek equitable relief, including, without limitation, the right to an injunction or restraining order, as a remedy for any failure by a Limited Partner to comply with its obligations with respect to the use and disclosure of Partnership Information, as set forth in Sections 9.10(a) and (b). Furthermore, unless otherwise agreed by the General Partner, each Limited Partner agrees to indemnify, to the fullest extent permitted by law, the Partnership and each Covered Person against any claim, demand, controversy, dispute, cost, loss, damage, expense (including attorneys’ fees), judgment and/or liability incurred by or imposed upon the Partnership or any such Covered Person in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which the Partnership or any such Covered Person may be made a party or otherwise involved or with which the Partnership or any such Covered Person shall be threatened, by reason of the Limited Partner’s obligations (or breach thereof) set forth in Section 9.10(a) and/or 9.10(b).

(f)                Each Limited Partner agrees to cooperate with such procedures and restrictions as may be developed by the General Partner from time to time in connection with the disclosure of nonpublic information concerning the General Partner and the Partnership, as determined by the General Partner to be reasonably necessary and advisable to maintain and promote compliance with legal and other regulatory matters applicable to the General Partner, the Partnership and the Limited Partners, including securities laws and regulations.

(g)                Notwithstanding anything in this Agreement to the contrary, to avoid the application of Treasury Regulations § 1.6011-4(b)(3), each Limited Partner (and any employee, representative, or other agent of such Limited Partner) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Partnership or any transactions contemplated by the Partnership, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding (A) the Partnership or any existing or future investor (or any Affiliate thereof) in the Partnership, or (B) any investment or transaction entered into by the Partnership, (ii) any performance information relating to the Partnership or its investments, or (iii) any performance or other information relating to other investments sponsored by the General Partner or their Affiliates does not constitute such tax treatment or structure information.

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(h)               To the fullest extent permitted by law, the provisions of this Section 9.10 shall survive the withdrawal of any Partner from the Partnership or the Transfer of any Partner’s interest in the Partnership and shall be enforceable against such Partner after such withdrawal or Transfer.

9.11            No Right to Partition.

To the extent permitted by law, and except as otherwise expressly provided in this Agreement, the Partners, on behalf of themselves and their shareholders, members, partners, heirs, executors, administrators, personal or Legal Representatives, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of the manner in which title to any such property may be held.

9.12            Partnership Tax Treatment.

The Partners intend for the Partnership to be treated as a partnership for United States federal income tax purposes and no election to the contrary shall be made.

9.13            Partnership Counsel.

The General Partner and SWK have retained Patton Boggs LLP (“Partnership Counsel”) in connection with the formation of the Partnership and may retain Partnership Counsel in connection with the operation of the Partnership, including making, holding and disposing of the Purchased Assets. Each Limited Partner (other than SWK) acknowledges that Partnership Counsel does not represent such Limited Partner (in its capacity as such) in the absence of a clear and explicit written agreement to such effect between such Limited Partner and Partnership Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement Partnership Counsel shall owe no duties to such Limited Partner (in such capacity), whether or not Partnership Counsel has in the past represented or is currently representing such Limited Partner with respect to other matters.

9.14            Jury Trial Waiver.

THE PARTNERSHIP, THE GENERAL PARTNER AND THE LIMITED PARTNERS HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9.15            Survival.

All representations, warranties, covenants and agreements of the Partnership and the Partners contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as this Agreement shall remain in effect. The rights and obligations contained in Section 2.05 (indemnification), and Section 5.03 (withholding) shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

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9.16            Public Announcements.

No Limited Partner shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the General Partner, unless such party has been advised by counsel such disclosure is required by applicable law. Any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made by the General Partner or any other party designated by the General Partner.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

GENERAL PARTNER:

HP GENERAL PARTNER, LLC

By:	/s/ Brett Pope
Brett Pope
Manager

WITHDRAWING LIMITED PARTNER:

/s/ Brett Pope
Brett Pope

[SIGNATURE PAGE TO A&R LIMITED LIABILITY COMPANY AGREEMENT OF HOLMDEL PHARMACEUTICALS, LP]

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COUNTERPART SIGNATURE PAGE

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

HOLMDEL PHARMACEUTICALS, LP

The undersigned Limited Partner hereby executes the Amended and Restated Partnership Agreement (as amended, the “Agreement”) of Holmdel Pharmaceuticals, LP (the “Partnership”), to be effective as of the date first written above.

LIMITED PARTNER:

SWK HP HOLDINGS LP

By:	SWK HP Holdings GP LLC
its general partner

By:	/s/ Brett Pope
Brett Pope
Manager

Address and e-mail:	SWK HP Holdings LP
for Notices	c/o SWK HP Holdings GP LLC
15770 North Dallas Parkway, Suite 1290
Dallas, Texas 75248
Attn: Brett Pope
Fax no: (972) 687-7255
Email: bpope@swkhold.com
With a copy to:
Patton Boggs LLP
2000 McKinney Avenue, Suite 1700
Dallas, Texas 75201
Attn: Kevin Boardman
Fax: (214) 758-1550
Email: kboardman@pattonboggs.com

[SIGNATURE PAGE TO A&R LIMITED LIABILITY COMPANY AGREEMENT OF HOLMDEL PHARMACEUTICALS, LP]

COUNTERPART SIGNATURE PAGE

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

HOLMDEL PHARMACEUTICALS, LP

The undersigned Limited Partner hereby executes the Amended and Restated Partnership Agreement (as amended, the “Agreement”) of Holmdel Pharmaceuticals, LP (the “Partnership”), to be effective as of the date first written above.

LIMITED PARTNER:

HOLMDEL THERAPEUTICS, LLC

By:	/s/ ***
Name:	***
Title:	***

Address and e-mail:	Holmdel Therapeutics, LLC
for Notices	***
***
Attn: ***
Fax no: ***
Email: ***

With a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, JN 07052
Attn: Laurence Smith, Esq.
Fax no: (973) 530-2221
Email: lsmith@wolffsamson.com

[SIGNATURE PAGE TO A&R LIMITED LIABILITY COMPANY AGREEMENT OF HOLMDEL PHARMACEUTICALS, LP]

PARTNER SCHEDULE

Limited Partner Information	Capital Contribution	Partner Percentage*	Date of Admission
SWK HP Holdings LP c/o SWK HP Holdings GP LLC 15770 North Dallas Parkway Suite 1290 Dallas, Texas 75248 Attn: Brett Pope	$12,998,700	86.658%	December 20, 2012
Holmdel Therapeutics, LLC *** *** Attn: ***	$1,999,800	13.332%	December 20, 2012
General Partner Information	Capital Contribution	Partner Percentage	Date of Admission
HP General Partner LLC c/o SWK HP Holdings GP LLC 15770 North Dallas Parkway Suite 1290 Dallas, Texas 75248 Attn: Brett Pope	$1,500	0.010%	December 20, 2012

*      After SWK has received distributions from the Partnership in an amount equal to:

-	One time (1x) its Capital Contribution, its Partner Percentage shall be decreased to ***% and JK’s Partner Percentage shall be increased to ***%;

-	Two times (2x) its Capital Contribution, its Partner Percentage shall be decreased to ***% and JK’s Partner Percentage shall be increased to ***%; and

-	Three and one-half times (3.5x) its Capital Contribution (i) within seven (7) years from the date of this Agreement, its Partner Percentage shall be decreased to 45% and JK’s Partner Percentage shall be increased to 55% or (ii) more than seven (7) years from the date of this Agreement, its Partner Percentage shall be increased to 55% and JK’s Partner Percentage shall be decreased to 45%.

PARTNER SCHEDULE